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                                                                     Exhibit 3-7



                          CERTIFICATE OF INCORPORATION

                                       OF

                              OGDEN SECURITY, INC.

                                    * * * * *

                      FIRST. The name of the corporation is

                              OGDEN SECURITY, INC.

        SECOND. The address of its registered office in the State of Delaware of No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law Of Delaware.

        FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) of which stock five thousand (5,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00) shall be preferred stock and of which five thousand (5,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00) shall be common stock.

        The Board of Directors is authorized to fix by resolution or resolutions, the voting powers, if any, full or limited, the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the preferred stock to the full extent now or hereafter permitted by the laws of Delaware, except as otherwise provided in the certificate of




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incorporation or any amendment thereto or any certificate setting forth the resolutions fixing the terms of any class.

        FIFTH. The name and mailing address of each incorporator is as follows:

        NAME                                MAILING ADDRESS
        ----                                ---------------

S.E. Widdoes                                100 West Tenth Street
                                            Wilmington, Delaware 19801

W.J. Reif                                   100 West Tenth Street
                                            Wilmington, Delaware 19801

J.L. Rivera                                 100 West Tenth Street
                                            Wilmington, Delaware 19801

        SIXTH. The corporation is to have perpetual existence.

        SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation,




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shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent of disqualified member.

        When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporations or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this



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corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this ____________ day of _______________, 19_____.



                                                  /s/ S.E. Widdoes
                                             --------------------------------
                                                  /s/ W.J. Reit
                                             --------------------------------
                                                  /s/ J.L. Rivera
                                             --------------------------------

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *
     OGDEN SECURITY, INC., a corporation organized and existing under and by virtue of the General Corporation Law and the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable of the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of Ogden Security, Inc. be amended by changing the Third Article thereof so that, as amended, said Article shall be and read as follows:

               "THIRD. The nature of the business or purposes to be conducted or promoted is:

               To make and perform contracts of any kind and description in carrying on its business or for the purpose of obtaining or furthering any of its objectives and to do any and all things authorized by law for the accomplishment of the purpose of the corporation.

               To acquire, lease, purchase, mortgage, hold or otherwise deal in real and personal property used in connection with its business.

               To engage in the business activities of providing security services; private investigative services; and alarm contracting services; and to provide all ancillary, associated and supportive activities and related services in support thereof and in conjunction thereto."


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        SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Ogden Security, Inc. has cause this certificate to be signed by Michael F. Dunn, its President, and attested by Peter Allen, its Assistant Secretary, this 8th day of June, 1987.


                                             OGDEN SECURITY, INC.


                                             By: /s/ Michael F. Dunn
                                                --------------------------------
                                                 President


ATTEST:


By:   /s/ Peter Allen
   -----------------------------------
      Assistant Secretary


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *


        Ogden Security, Inc., a corporation organized and existing under any and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of the members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of Ogden Security, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows: "First: The name of the Corporation shall be Ogden Allied Security Services, Inc."

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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        IN WITNESS WHEREOF, said Ogden Security, Inc. has caused this certificate to be signed by Peter Allen, its Vice President, and attested by J.L. Effinger, its Assistant Secretary, this 29th day of February, 1988.


                                             OGDEN SECURITY, INC.


                                                  /s/ Peter Allen
                                             --------------------------------
                                                  Vice President



ATTEST:


By:     /s/ J.L. Effinger
   ----------------------------------
        Assistant Secretary


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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                  Ogden Risk Management Control Services, Inc.

                                      INTO

                      Ogden Allied Security Services, Inc.

                                    * * * * *


        Ogden Allied Security Services, Inc., a corporation organized and existing under the laws of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That this corporation was incorporated on the 10th day of May, 1972, pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That this corporation owns all of the outstanding shares of the stock of Ogden Risk Management Control Services, Inc., a corporation incorporated on the 15th day of February, 1984, pursuant to the General Corporation Law of the State of Delaware.

        THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 10th day of May, 1991, determined to and did merge into itself said Ogden Risk Management Control Services, Inc.:

        RESOLVED, that Ogden Allied Security Services, Inc. merge, and it hereby does merge into itself said Ogden Risk Management Control Services, Inc., and assumes all of its obligations; and

        FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of State of Delaware.

        FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting



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forth a copy of the resolutions to merge said Ogden Risk Management Control
Services, Inc. and assume the liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

        FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Ogden Allied Security Services, Inc. at any time prior to the date of filing the merger with the Secretary of State.

        IN WITNESS WHEREOF, said Ogden Allied Security Services, Inc. has caused this Certificate to be signed by John W. Bauknecht, its Vice President and attested by Peter Allen, its Assistant Secretary; and said Ogden Risk Management Control Services, Inc. has caused this Certificate to be signed by Robert M. DiGia, its Vice President and attested by J.L. Effinger, its Secretary, this 13th day of May, 1991.


OGDEN ALLIED SECURITY SERVICES,                   OGDEN RISK MANAGEMENT
INC.                                              CONTROL SERVICES, INC.


By:     /s/ John Bauknecht                        By:    /s/ Robert M. DiGia
   --------------------------------                  ---------------------------
        Vice President                                   Vice President


ATTEST:                                           ATTEST:


By:     /s/ Peter Allen                           By:    /s/ J.L. Effinger
   --------------------------------                  ---------------------------
        Assistant Secretary                              Secretary


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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                      OGDEN ALLIED SECURITY SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to the Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on Jan. 11, 1993


                                                  /s/ John Bauknecht
                                             ----------------------------------
                                                  Vice President


Attest:


    /s/ Peter Allen
-----------------------------------
    Assistant Secretary


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                      OGDEN ALLIED SECURITY SERVICES, INC.

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "Corporation") is Ogden Allied Security Services, Inc.

        2. The certificate of incorporation of the Corporation is hereby amended by striking out the First Article thereof and substituting in lieu of said Article the following new Article:

        "First: The name of the Corporation shall be UNICCO Security Services, Inc."

        3. In lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware; and

        4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        The effective time of the amendment herein certified shall be June 28, 1996.

        Signed on May 29, 1996


                                             By:    /s/ James Gall
                                                --------------------------------
                                                    Vice President